Exhibit 10.22
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of January 29, 2010 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation (“Bank”), and CERES, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:
     1 ACCOUNTING AND OTHER TERMS
     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
     2 LOAN AND TERMS OF PAYMENT
     2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement. The Credit Extensions may be prepaid in whole or in part without penalty or premium at any time or times. If all Credit Extensions and other Obligations are prepaid in full in cash on or prior to satisfaction of the Equipment Advance B Conditions and Borrower confirms in writing to Bank that Borrower has terminated any and all further rights under this Agreement, then this Agreement and the Warrants Regarding Equipment Advances B shall be deemed terminated, and of no further force and effect, except for those provisions which expressly survive termination.
     2.1.1 Equipment Advances A.
          (a) Availability of Equipment Advances A. (i) Subject to the terms and conditions of this Agreement, during Draw Period A, Bank shall make advances (each, an “Equipment Advance A” and, collectively, the “Equipment Advances A”) not exceeding, in the aggregate, the Equipment Line A Amount. Equipment Advances A may only be used to finance Eligible Equipment purchased within one-hundred eighty (180) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of the making of such Equipment Advance A, provided, however, with respect to the first Equipment Advance A made hereunder on or about the Effective Date or at Bank’s election, upon delivery to Bank of the completed Borrowing Resolutions, such Equipment Advance A may be based on invoices for Eligible Equipment in an aggregate amount up to $2,000,000 and which related Eligible Equipment was purchased no earlier than July 1, 2008, provided, further, separate and apart from the financing of Eligible Equipment, it is agreed that Borrower may use up to $1,000,000 in an aggregate amount of Equipment Advances (as defined in Section 2.1.2(a) below) shall be based on Borrower’s documented cost to purchase that certain real property and improvements thereon commonly known as 14711 Garrison Drive, Amarillo, Texas (the “Real Property” and the allowance for Equipment Advances to be made based on the cost to purchase the Real Property is referred to herein as the “Real Property Advance Provision”).
          (ii) All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Equipment Advance A may exceed one hundred percent (100%) of the total invoice amount for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of Equipment Advances A made under the Equipment Line A may be based on the financing of Other Equipment.
          (iii) Each Equipment Advance A must be in an amount equal to the lesser of Five Hundred Thousand Dollars ($500,000) or the amount that has not yet been drawn under the Equipment Line A. After repayment, no Equipment Advance A may be reborrowed.
          (b) Repayment. Equipment Advances A outstanding on the last day of the Draw Period A are repayable in (i) forty (40) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest, beginning on first day of each month following the last day of the Draw Period A and ending on June 1, 2013, on which date all remaining Equipment Advances A shall be repaid in full together with all unpaid and accrued interest and all other Obligations relating thereto; provided, however, if none of the Equipment Advance B Conditions are satisfied on or before June 15, 2010, then the aggregate amount of Equipment Advances A then outstanding shall instead be repaid in (x) 30 consecutive equal monthly installments of principal commencing on July 1, 2010, plus (y) monthly payments of accrued interest, ending on December 1, 2012 on which date all remaining Equipment Advances A shall be repaid in full together with all unpaid and accrued interest and all other Obligations relating thereto.
     2.1.2 Equipment Advances B.
          (a) Availability of Equipment Advances B. (i) Subject to the terms and conditions of this Agreement and only upon the satisfaction of the Equipment Advance B Conditions, during the Draw Period B, Bank shall make advances (each, an “Equipment Advance B” and, collectively, the “Equipment Advances B” and together with Equipment Advances A referred to herein as the “Equipment Advances”) not exceeding, in the aggregate, the Equipment Line B Amount. Equipment Advances B may only be used to finance Eligible Equipment purchased within one-hundred eighty (180) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of the making of such Equipment Advance B, subject, however, to the allowance for Equipment Advances to be used to purchase the Real Property as more fully set forth in and as limited by the provisions of the set forth in the Real Property Advance Provision.
          (ii) All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Equipment Advance B may exceed one hundred percent (100%) of the total invoice amount for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the Equipment Advances may be based on the financing of Other Equipment.
          (iii) Each Equipment Advance B must be in an amount equal to the lesser of Five Hundred Thousand Dollars ($500,000) or the amount that has not yet been drawn under the Equipment Line B. After repayment, no Equipment Advance B may be reborrowed.
          (b) Repayment. Equipment Advances B outstanding on the last day of the Draw Period B are payable in (i) thirty-four (34) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest, beginning on first day of each month following the last day of the Draw Period B and ending on June 1, 2013, on which all remaining Equipment Advances B shall be repaid in full together with all unpaid and accrued interest and all other Obligations relating thereto.
     2.2 [Reserved].
     2.3 Payment of Interest on the Credit Extensions.
          (a) Interest Rate.
               (i) Equipment Advances. Subject to Section 2.3(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a floating per annum rate equal to two and three-quarters of one percentage points (2.75%) above the Prime Rate, which interest shall be payable monthly commencing upon the making of each Equipment Advance.
               (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the Default Rate. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
               (c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change. Bank will provide notice of changes to the Prime Rate in accordance with its ordinary course delivery of its loan account statements to Borrower.
               (d) Computation; 360-Day Year. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.
               (e) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off. Bank will provide notice of the foregoing in accordance with its ordinary course delivery of its loan account statements to Borrower.
               (f) Interest Payment Date. Unless otherwise provided, interest is payable monthly in arrears on the first calendar day of each month.
     2.4 Fees. Borrower shall pay to Bank:
          (a) Loan Fee. A fully earned, non-refundable loan fee of $42,000 on the Effective Date; and
          (b) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.
     2.5 Payments; Application of Payments.
          (a) All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
     3 CONDITIONS OF LOANS
     3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
          (a) duly executed original signatures to the Loan Agreement;
          (b) duly executed original signatures to the Warrants together with evidence of shareholder approval relating thereto, subject to the post-closing delivery of the Warrants to Bank based on the availability of shareholder approval therefor, as otherwise set forth in Section 3.3 hereof;
          (c) duly executed original signatures to the Warrant Modification Agreement together with evidence of shareholder approval relating thereto, subject to the post-closing delivery of the Warrant Modification Agreement to Bank based on the availability of shareholder approval therefor, as otherwise set forth in Section 3.3 hereof;
          (d) establishment of a restricted cash collateral account at Bank in favor of Bank with a minimum cash balance of $1,500,000 (the “Cash Collateral Account”);
          (e) duly executed original signatures to the Control Agreements;
          (f) Borrower’s Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;
          (g) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

          (h) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
          (i) the Perfection Certificate of Borrower, together with the duly executed original signature of Borrower thereto;
          (j) a copy of its Amended and Restated Investors’ Rights Agreement dated September 5, 2007 and any amendments thereto; and
          (k) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.
     3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
          (a) except as otherwise provided in Section 3.5(a), timely receipt of an executed Payment/Advance Form;
          (b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
          (c) in Bank’s good faith business judgment determination, there has not been a Material Adverse Change.
     3.3 Post-Closing Conditions. Unless otherwise provided in writing, within 45 days after the Effective Date, Bank shall have received, in form and substance satisfactory to Bank, the Warrants and the Warrant Modification Agreement together with, in each case, evidence of shareholder approval relating thereto. Failure to comply with the conditions set forth in this Section 3.3 shall constitute an Event of Default hereunder. Further, within 30 days after the Effective Date, Borrower shall (A) provide to Bank a landlord’s consent in favor of Bank for 1535 Rancho Conejo Blvd., Thousand Oaks, California 91320 by the respective landlord thereof, together with the duly executed original signatures thereto; and (B) provide to Bank evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank.
     3.4 Covenant to Deliver. Except as otherwise provided in Section 3.3, Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.
     3.5 Procedures for Borrowing.
          (a) Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance set forth in this Agreement, to obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. Borrower shall also deliver to Bank by electronic mail or facsimile a completed Loan Supplement, executed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed Funding Date. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account.
     4 CREATION OF SECURITY INTEREST
     4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
     4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.
     If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.
     4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, other than in the ordinary course of business pursuant hereto, shall be deemed to violate the rights of Bank under the Code. Bank hereby notifies Borrower that concurrently herewith Bank is filing a UCC-1 financing statement in the Office of the Secretary of State of Delaware and will provide Borrower with a copy thereof. Bank will promptly notify Borrower of additional jurisdictions where it files financing statements, provided that the failure to do so shall not affect the validity or the authorization of Borrower with respect to the making of any such filing. Within 30 days of payment in full of principal, interest and all other Obligations following the termination of this Agreement and the agreement of Bank to make any advances or loans, Bank shall, at Borrower’s expense, file termination statements with respect to each financing statement previously filed or entered into with respect to the Collateral. Within 30 calendar days of the date hereof, Bank shall deliver to Borrower evidence that Bank has filed termination statements with respect to each financing statement filed by Bank in connection with that certain loan dated July 30, 2004 (the “Prior Loan”).
     5 REPRESENTATIONS AND WARRANTIES
          Borrower represents and warrants as follows:
     5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate” (and referred to and defined herein as the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (and with it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.
     The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.
     5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.
     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.
     All Financed Equipment is new, except for such Financed Equipment that has been disclosed in writing to Bank by Borrower as “used” and that Bank, in its sole discretion, has agreed to finance.
     Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.
     5.3 Intellectual Property. Borrower has not been notified in writing of any inventorship challenges or any interference, material claim or challenge having been declared, provoked or otherwise made with respect to any patent or patent application included in the Intellectual Property owned by Borrower that is material to the business of the Borrower. All material Intellectual Property licensed to Borrower is noted on the Perfection Certificate (as may be updated periodically upon the request of Bank). No part of the Intellectual Property which Borrower owns and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part, under law. To the best knowledge of the Key Persons, no written claim has been made upon Borrower that any part of the Intellectual Property owned by Borrower infringes upon the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.
     5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, One Hundred Thousand Dollars ($100,000).
     5.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects, as of the date or dates set forth in such statements, Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.
     5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
     5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act, to the extent applicable. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.
     5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.
     5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely in connection with the finance of Eligible Equipment and the Real Property, and improvements thereon, and not for personal, family, or household purposes.
     5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
     5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.
     6 AFFIRMATIVE COVENANTS
     Borrower shall do all of the following:
     6.1 Government Compliance.
          (a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.
          (b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall reasonably promptly provide copies of any such obtained Governmental Approvals to Bank.
     6.2 Financial Statements, Reports, Certificates. Deliver to Bank:
          (a) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);
          (b) Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request;
          (c) Annual Audited Financial Statements. As soon as available, but no later than one-hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion;
          (d) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;
          (e) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that, to the best knowledge of the Responsible Officers or other officers of Borrower with the obligation to so inform the Responsible Officers, could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One-Hundred Thousand Dollars ($100,000) or more;
          (f) Intellectual Property Notice. Reasonably prompt written notice of any written communication received by a Key Person from a third party alleging that Borrower is infringing the rights of such third party to the Intellectual Property.
          (g) Projections. Financial projections regarding Borrower as approved by the Board of Directors of the Borrower, within thirty (30) days of any such approval; and
          (h) Other Financial Information. Budgets, sales projections, operating plans and other financial information as approved by the Board of Directors of the Borrower, and as reasonably requested by Bank.
     6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that Borrower reasonably believes involve more than One Hundred Thousand Dollars ($100,000).
     6.4 Taxes; Pensions. Timely file all required tax returns and reports and timely pay all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
          In the event any payments are received by Bank from Borrower pursuant to this Agreement, such payments will be made subject to applicable withholding for any taxes, levies, fees, deductions, withholding, restrictions or conditions of any nature whatsoever. Notwithstanding the foregoing, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any such deduction or withholding from any such payment or other sum payment hereunder to Bank, the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required deduction or withholding, Bank receives a net sum equal to the sum which it would have received had no deductions or withholding been required, and Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this provision shall survive the termination of this Agreement.
     6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request in light of the equipment financing facility being entered into under this Agreement. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank. All liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable to Borrower under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Fifty Thousand Dollars ($50,000) with respect to any loss, but not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent. Further, it is understood and agreed that any insurance proceeds with respect to Borrower and the Collateral that Bank may receive under this Section will not, at any time, exceed the aggregate outstanding amount of all Obligations owing to the Bank at such time.
     6.6 Operating Accounts.
          (a) Maintain its primary operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates, on a consolidated basis, which accounts shall represent at least 85% of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions.
          (b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.
     6.7 Financial Covenant. Maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower:
          (a) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.0.
     6.8 Protection of Intellectual Property Rights.
          (a) (i) Protect, defend and maintain its Intellectual Property in accordance with its best business judgment; (ii) reasonably promptly advise Bank in writing of material infringements of its Intellectual Property that come to the knowledge of any Key Person; and (iii) not allow any material portion of the Intellectual Property that is also, in any event, material to the operation of Borrower’s business, to be abandoned, forfeited or dedicated to the public without providing reasonable written notice to Bank in connection therewith, provided, however, no action by Borrower regarding Intellectual Property as otherwise permitted under the foregoing provisions of this clause (iii) that could reasonably be expected to result in a Material Adverse Change may be taken by Borrower without Bank’s prior written consent.
          (b) Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.
     6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
     6.10 Access to Collateral; Books and Records. Allow Bank, or its agents, subject to reasonable notice prior to the occurrence of an Event of Default, to inspect the Collateral and audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense following the occurrence of an Event of Default.
     6.11 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the operations of Borrower or any of its Subsidiaries.
     6.12 Brazilian Subsidiary. Borrower has indicated to Bank that it is in the process of forming a Subsidiary in Brazil (the “Brazilian Company”). Borrower shall provide to Bank all material documentation regarding any such Subsidiary, and shall comply with the provisions of Permitted Investments hereunder in connection with the formation and operation thereof. Further, at such time as the Brazilian Company attains fiscal year-to-date revenue of $1,000,000 or more, then, at the request of Bank, Borrower shall cause the Brazilian Company to enter into such guaranty and security agreement documentation with respect to the Obligations as Bank shall determine is necessary or advisable in order to protect its interests and the Brazilian Company shall take such other actions and execute such other documentation relating thereto as Bank determines is appropriate.
     7 NEGATIVE COVENANTS
     Borrower shall not do any of the following without Bank’s prior written consent:
     7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that does not constitute Financed Equipment; and (c) in connection with Permitted Liens and Permitted Investments; and (d) of licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business consistent with the past business practices of Borrower.
     7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) any Key Person ceases to hold such office with Borrower and a reasonable replacement plan reasonably satisfactory to Bank are not made within 45 days after such Person’s departure from Borrower; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 45% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).
          Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee at a location other than as provided in the Perfection Certificate, Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.
     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except (with respect to each of the foregoing) where (a) total consideration including cash and the value of any non-cash consideration, for all such transactions does not in the aggregate exceed One Million Dollars ($1,000,000) in any fiscal year of Borrower; (b) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; and (c) Borrower is the surviving legal entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
     7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.
     7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.
     7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.
     7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
     7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

     7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     8 EVENTS OF DEFAULT
     Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
     8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the scheduled maturity date therefor in accordance with the provisions set forth in Section 2.1.1 and 2.1.2, as applicable). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
     8.2 Covenant Default.
          (a) Borrower fails or neglects to perform any obligation in Sections 3.3, 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11 or violates any covenant in Section 7; or
          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;
     8.3 Material Adverse Change. A Material Adverse Change occurs;
     8.4 Attachment; Levy; Restraint on Business.
          (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with Bank or any Bank Affiliate, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or
          (b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;
     8.5 Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is

begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
     8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000); or (b) any default by Borrower or guarantor, the result of which could have a material adverse effect on Borrower’s or any guarantor’s business;
     8.7 Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);
     8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
     8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or
     8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.
     9 BANK’S RIGHTS AND REMEDIES
     9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:
          (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);
          (b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
          (c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;
          (d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
          (e) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
          (f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral (from which the Intellectual Property is excluded per the definition of Collateral), in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
          (g) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
          (h) demand and receive possession of Borrower’s Books; and
          (i) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
     9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.
     9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
     9.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

     9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral, except for Bank’s gross negligence or willful misconduct.
     9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
     9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
     10 NOTICES
     All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Ceres, Inc.
1535 Rancho Conejo Blvd.
Thousand Oaks, California 91320
Attn Chief Financial Officer
Cc: Legal Department
Fax (805) 376-6549
Email: pkuc@ceres-inc.com

If to Bank:	Silicon Valley Bank
5820 Canoga Ave., Suite 210
Woodland Hills, CA 91367
Attn: Mr. Jack Garza
Fax: (818) 340-0395
Email: jgarza@svb.com
     11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
     WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
     12 GENERAL PROVISIONS
     12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents; provided Bank agrees not to transfer or assign its rights herein to any person or entity who is engaged in research and development in the field of plant biotechnology or plant genomics or in the seed business or any Affiliate of such person or entity.
     12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.
     12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

     12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
     12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.
     12.6 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
     12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
     12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
     12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.
     Bank may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.
     12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
     12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
     12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
     12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
     12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
     13 DEFINITIONS
     13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:
     “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
     “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
     “Advance” or “Advances” means an advance (or advances) under the Revolving Line.
     “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
     “Agreement” is defined in the preamble hereof.
     “Bank” is defined in the preamble hereof.
     “Bank Expenses” are all bank commercially reasonable audit fees and expenses, bank commercially reasonable costs, and bank commercially reasonable expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.
     “Borrower” is defined in the preamble hereof.
     “Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
     “Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s)

of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.
     “Cash Collateral Account” shall have the meaning set forth in Section 3.1(d).
     “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
     “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
     “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
     “Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
     “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
     “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
     “Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
     “Credit Extension” is any Equipment Advance and each other credit accommodation or extension of credit by Bank for Borrower’s benefit.
     “Current Assets” are amounts that under GAAP should be included on that date as current assets on Borrower’s consolidated balance sheet.

     “Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.
     “Default Rate” is defined in Section 2.3(b).
     “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
     “Designated Deposit Account” is Borrower’s deposit account, account number _____________, maintained with Bank.
     “Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
     “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
     “Domain Name” is a name as registered by a domain name registrar, typically an ICANN-accredited registrar, and any applications for such name.
     “Draw Period A” is the period of time from the Effective Date through the earlier to occur of (a) February 28, 2010 or (b) an Event of Default.
     “Draw Period B” is the period of time from January 1, 2010 through the earlier to occur of (a) August 31, 2010 or (b) an Event of Default, which shall only be an available draw period upon Borrower’s satisfaction of the Equipment Advance B Conditions.
     “Effective Date” is defined in the preamble hereof.
     “Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at the premises of Borrower indicated in Section 10 hereof or such other location of which Bank has approved in writing, and is subject to a first priority Lien in favor of Bank: (a) general purpose equipment computer equipment, office equipment, test and laboratory equipment, agricultural equipment, seed business related equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment.
     “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
     “Equipment Advance A” and “Equipment Advances A” are defined in Section 2.1.1.
     “Equipment Advance B” and “Equipment Advances B” are defined in Section 2.1.2.
     “Equipment Advance B Conditions” shall mean (1) the satisfaction and attainment of one of (A), (B) or (C) below, plus (2) the establishment and maintenance by Borrower of a cash balance of at least $3,000,000 in the Cash Collateral Account:
     (A) The closing of, or the execution of definitive documentation and agreements that establish, new collaborations or partnerships that have as their core business purpose the commercialization of energy crops for biofuel or biopower production, which have a legal structure that does not adversely impair the rights of Bank hereunder (“Commercialization Transactions”). Further, the agreements relating thereto shall have an aggregate contract value of greater than $25,000,000 that do not exceed a five (5) year-term and that provide for aggregate minimum payments to Borrower of at least $5,000,000 in each year of the term.

     (B) Borrower receives minimum net proceeds of $25,000,000 from the closing of an equity financing transaction or transactions, in form and substance acceptable to Bank, consummated after: (i) the Effective Date and (ii) the occurrence of such events that evidence the commercialization of energy crops for biofuel or biopower production, as Bank shall determine is acceptable in its reasonable discretion.
     (C) The occurrence of Commercialization Transactions together with receipt by Borrower of net proceeds from the closing of an equity financing or financings of Borrower, arising after the Effective Date, in form and substance acceptable to Bank, that together result in an combined aggregate contractual value of such Commercialization Transactions plus such aggregate net proceeds as received by Borrower of greater than $25,000,000.
     “Equipment Advances” is defined in Section 2.1.2.
     “Equipment Line A” is an Equipment Advance A or Equipment Advances A in an aggregate amount of up to Three Million Dollars ($3,000,000) (and with such maximum amount being referred to as the “Equipment Line A Amount”).
     “Equipment Line B” is an Equipment Advance B or Equipment Advances B in an aggregate amount of up to Four Million Dollars ($4,000,000) (and with such maximum amount being referred to as the “Equipment Line B Amount”).
     “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
     “Event of Default” is defined in Section 8.
     “Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance.
     “Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.
     “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
     “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
     “Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
     “Indemnified Person” is defined in Section 12.2.

     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:
     (a) Copyrights, Trademarks, Patents, Plant Variety Protection Certificates, Plant Breeder’s Rights and Domain Names;
     (b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
     (c) any and all source code;
     (d) any and all design rights which may be available to a Borrower;
     (e) any and all biological material except seed of finished commercial varieties;
     (f) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
     (g) all amendments, renewals and extensions of any of the Copyrights, Trademarks Patents, Plant Variety Protection Certificates, Plant Breeder’s Rights or Domain Names.
     “Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above, provided, however, it is understood and agreed that Inventory shall not include Intellectual Property.
     “Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
     “Key Person” is any of Borrower’s Chief Executive Officer and Chief Financial Officer who are, as of the Effective Date, Richard Hamilton and Paul Kuc, respectively.
     “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
     “Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes or guaranties executed by Borrower or any guarantor, and any other present or future agreement between Borrower, any guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.
     “Loan Supplement” is the form attached hereto as Schedule 1.
     “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.
     “Monthly Financial Statements” is defined in Section 6.2(a).
     “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.
     “Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
     “Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.
     “Patents” means all patents (including without limitation utility patents, plant patents and design patents), patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
     “Payment/Advance Form” is that certain form attached hereto as Exhibit B.
     “Perfection Certificate” is defined in Section 5.1.
     “Permitted Indebtedness” is:
     (a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;
     (b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;
     (c) Subordinated Debt;
     (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
     (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
     (f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;
     (g) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to Borrower in an aggregate principal amount not to exceed $400,000 or any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby), with the understanding that the cap of $400,000 as set forth herein shall be viewed and determined on a collective basis together with the permitted amounts under clause (f) of the definition of Permitted Investments; and
     (h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, provided, further, that any terms and provisions of any extension, refinancing, modification, amendment or restatement of any Subordinated Debt shall be determined to be acceptable to Bank in its discretion.
     “Permitted Investments” are:
     (a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate and;

     (b) (i) Investments consisting of Cash Equivalents or United States government-issued instruments;
     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
     (d) Investments consisting of deposit accounts in which Bank has a perfected security interest;
     (e) Investments accepted in connection with Transfers permitted by Section 7.1;
     (f) Investments (i) by Borrower in Subsidiaries not to exceed $400,000 in the aggregate in any fiscal year, provided that no new Investment in any Subsidiaries may be made if an Event of Default has occurred and is continuing or would otherwise arise upon the making thereof, provided, further, the amount of Permitted Investments under this clause (f) shall be viewed and determined on a collective basis together with the permitted amounts under clause (g) of the definition of Permitted Indebtedness;
     (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;
     (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and
     (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;
     (j) transactions that are otherwise included in clauses (A) and (C) of the definition of Equipment Advance B Conditions; and
     (k) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the licensing of technology, the development of technology or the providing of technical support (with any such joint venture or strategic alliance referred to herein as a “Ceres JV/Alliance”), provided that:
(i) the aggregate amount of all cash investments made by Borrower in all Ceres JV/Alliances may not exceed $500,000 per fiscal year; or
(ii) to the extent the amount of cash investments by Borrower in any and all Ceres JV/Alliances exceeds $500,000 per fiscal year, such excess amount represents proceeds received by Borrower from an investment or a series of investment transactions made by third parties in Borrower, and, in each case,
(1) only as to such third party investment transactions that are consummated substantially concurrently with the consummation of the transaction or transactions, as applicable, giving rise to such Ceres JV/Alliance;
(2) only as long as such proceeds have been designated or intended by the provider thereof specifically for the purpose of funding such Ceres JV/Alliance; and
(3) for clarification purposes, such third party cash investment proceeds shall specifically, and notwithstanding any other term or provision above, not include any amounts, proceeds or funds received by Borrower from or otherwise relating to any of the Commercialization Transactions (as such term is defined in the definition of “Equipment Advance B Conditions”).
     “Permitted Liens” are:
     (a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
     (c) purchase money Liens (i) on Equipment (other than Financed Equipment) acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment (other than Financed Equipment) when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
     (d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One-Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
     (e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
     (g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
     (h) license of Intellectual Property granted to third parties in the ordinary course of business consistent with the past business practices of Borrower;
     (i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and
     (j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “Plant Breeder Rights” means plant variety-related proprietary rights as available in jurisdictions outside the United States, whether or not under an authority consistent with the International Convention for the Protection of New Varieties of Plants (UPOV), 1961, revised in 1972, 1978 and 1991, and applications for any such rights.
     “Plant Variety Protection Certificates” means Plant Variety Protection rights or provisional rights, and applications for any such rights, as administered by USDA, Agricultural Marketing Service, Plant Variety Protection Office, under 7 U.S.C. §§ 2321-2583.
     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.
     “Quick Assets” is, on any date, Borrower’s consolidated, unrestricted cash and Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP together with the aggregate balance of the Cash Collateral Account.

     “Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
     “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.
     “Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.
     “Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
     “Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.
     “Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.
     “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.
     “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
     “Transfer” is defined in Section 7.1.
     “Warrant Modification Agreement” shall mean that certain Warrant Modification Agreement between Borrower and the holder of the warrant to issue stock that was granted in favor of Bank in connection with that certain Loan and Security Agreement between Bank and Borrower entered into on or about July 30, 2004.
     “Warrants” are: (A) that certain Warrant to Purchase Stock dated on or about the Effective Date executed by Borrower in favor of Bank with respect to 18,461 shares of Series F Preferred Stock of Borrower; and (B) that certain Warrant to Purchase Stock dated on or about the Effective Date executed by Borrower in favor of Bank with respect to 24,615 shares of Series F Preferred Stock of Borrower (with the Warrant specified in this clause (B) being referred to as the “Warrants Regarding Equipment Advances B”), in each case subject to the terms and conditions as are set forth therein.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

CERES, INC.

By Name:	/s/ Paul Kuc Paul Kuc
Title:	Chief Financial Officer

CERES, INC.

By Name:	/s/ Richard Hamilton Richard Hamilton
Title:	President & Chief Executive Officer

BANK:

SILICON VALLEY BANK

By Name:	/s/ Jack Garza Jack Garza
Title:	Relationship Manager

EXHIBIT A — COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit in evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.
     Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

EXHIBIT B — LOAN PAYMENT/ADVANCE REQUEST FORM
Deadline for same day processing is Noon Pacific Time
Fax To: Date; loan payment: From Account To Account (Deposit Account ) (Loan Accoun t )Principal I and/or Interest $ Authorized Signature: Phone Number: Priiu Name/Title: loan advance: Complete Outgoing Wire Kequcsl section helow if in or a portion of the funds from this loan stdvancc are for an outgoing wire. From Account To Account if (Loan Account ) (Deposit Account ) Amount of Advance J All Borrower’s representations and warranties in (he Loan and Security Agreement arc true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applieabie to any representations and warranties that already are qualified or modified by materiality ii\ ihe text thereof; and provided, further that those representations and warranties expressly referring to a specific dele shall be true, accurate and complete in all material respects as of such date: Authorized Signature: Phone Number: Print NamcyTitle: outgoing wiiie request: Complete only If all or a portion of funds from I lie loan advance above is to be wired. Deadline for satire day processing is noon, Pacific Time Beneficiary Mams: ., . Amount of Wire: I Beneficiary Bank:, Account Number: City and State: Beneficiary Hank Transit (ABA) : Beneficiary Bank Code (Swift, Sort, Chip, c!c,}: {For International Wire On!y> Intermediary Bantc: Transit (ABA) K: For Further Credit to: Special Instruction: By signing beluw. l{we) ti(£aou>!tx!gc and ogres that niy (our) funds transfer request shall beprocesseii in accordance with and subject to Ihc terms and conditions set forth in the agreements(s) covering funds transfer service ), which agreements ) were pivvitntfty received and executed by me (us). Authorized Signature:— Signature-(if requiredj: Print Name/Ti [le: Print Name/Title: Telephone : Telephone

EXHIBIT C
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: CERES, INC.
     The undersigned authorized officer of Ceres, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):
     (1) Borrower is in compliance for the period ending                                          with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
     Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes /No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Quick Ratio	1.50:1.0	___:1.0	Yes No
     The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate. The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Ceres, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER

Name:	Date:

Title:
	Verified:	AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
     In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:
I. Quick Ratio (Section 6.7)
Required:      1.50:1.00
Actual:

A.	Aggregate value of the Cash Collateral Account and unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank that mature within one (1) year	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Quick Ratio (line D divided by line G)
Is line H equal to or greater than 1.50:1:00?

No, not in compliance	Yes, in compliance

SCHEDULE 1 — FORM OF LOAN AGREEMENT SUPPLEMENT
LOAN AGREEMENT SUPPLEMENT No. [ ]
     LOAN AGREEMENT SUPPLEMENT No. [    ], dated                     , 20___ (“Loan Supplement”), to the Loan and Security Agreement dated as of January ___, 2010 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) by and between the undersigned Ceres, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”). Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.
     To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described to Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) is attached hereto. The proceeds of the Equipment Advance should be transferred to Borrower’s account with Bank set forth below:

Bank Name:	Silicon Valley Bank
Account No.:
     Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the interest rate applicable to the Funding Date of the Equipment Advance contemplated in connection with this Supplement and the principal amount set forth below; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date hereof and shall be true and correct on such Funding Date, provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Equipment Advance Funding Date:                     , 20___
Equipment Advance Amount: $
Interest Rate:                     %
     This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK
By:
Name:
Title:

CERES, INC.
By:
Name:
Title:

Annex A — Description of Financed Equipment

Amendment to Loan and Security Agreement

Borrower: Address:	Ceres, Inc., a Delaware corporation 1535 Rancho Conejo Blvd. Thousand Oaks, California 91320
     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 17, 2010, by and between SILICON VALLEY BANK (“Bank”) and CERES, INC., a Delaware corporation (“Borrower”),
(a)	Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated January 29, 2010 (the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Bank and Borrower desire to modify the Loan Agreement as set forth herein, subject, in all respects, to the terms and conditions hereof.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows, effective as of the date hereof:
1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Modification to Landlord Consent Provision. That portion of Section 3.3 of the Loan Agreement that reads as follows:
“Further, within 30 days after the Effective Date, Borrower shall (A) provide to Bank a landlord’s consent in favor of Bank for 1535 Rancho Conejo Blvd., Thousand Oaks, California 91320 by the respective landlord thereof, together with the duly executed original signatures thereto; and (B) provide to Bank evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank.”
is hereby amended to read as follows:

“Further, within 30 days after the Effective Date, Borrower shall provide to Bank evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank. Additionally, Borrower shall use its best efforts to provide to Bank a landlord consent in favor of Bank for 1535 Rancho Conejo Blvd., Thousand Oaks, California 91320 by the respective landlord thereof, together with the duly executed original signatures thereto.”
3. Limitation of Amendments.
     3.1 The amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CERES, INC.

By:	/s/ Jack Garza	By:	/s/ Paul Kuc

Name:	Jack Garza	Name:	Paul Kuc
Title:	Relationship Manager	Title:	Chief Financial Officer

		By: Name:	/s/ Richard Hamilton Richard Hamilton
		Title:	Chief Executive Officer
[Signature Page to Amendment to Loan and Security Agreement dated as of March 17, 2010]

Amendment No. 2 to Loan and Security Agreement

Borrower: Address:	Ceres, Inc., a Delaware corporation 1535 Rancho Conejo Blvd. Thousand Oaks, California 91320
     THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment No. 2”) is entered into as of August 10, 2010 by and between SILICON VALLEY BANK (“Bank”) and CERES, INC., a Delaware corporation (“Borrower”),
(b)	Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated January 29, 2010, as amended by that certain Amendment to Loan and Security Agreement dated as of March 17, 2010 (as so amended and as otherwise amended or modified from time to time being the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Bank and Borrower desire to modify the Loan Agreement as set forth herein, subject, in all respects, to the terms and conditions hereof.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows, effective as of the date hereof:
5. Definitions. Capitalized terms used but not defined in this Amendment No. 2 shall have the meanings given to them in the Loan Agreement.
6. Modification to Section 2.1.1(b). Section 2.1.1(b) that now reads as follows:
“(b) Repayment. Equipment Advances A outstanding on the last day of the Draw Period A are repayable in (i) forty (40) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest, beginning on first day of each month following the last day of the Draw Period A and ending on June 1, 2013, on which date all remaining Equipment Advances A shall be repaid in full together with all unpaid and accrued interest and all other Obligations relating thereto; provided, however, if none of the Equipment Advance B Conditions are satisfied on or before June 15, 2010, then the aggregate amount of Equipment Advances A then outstanding shall instead be repaid in (x) 30 consecutive equal monthly installments of principal commencing on July 1, 2010, plus (y) monthly payments of accrued interest, ending on December 1, 2012 on which date all remaining Equipment Advances A shall be repaid in full together with all unpaid and accrued interest and all other Obligations relating thereto.”
is hereby amended to read as follows:
“(b) Repayment. Equipment Advances A outstanding on the last day of the Draw Period A are repayable in (i) forty (40) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest, beginning on first day of each month following the last day of the Draw Period A and ending on June 1, 2013, on which date all remaining Equipment Advances A shall be repaid in full together with all unpaid and accrued interest and all other Obligations relating thereto.”
7. Modification to Section 2.1.2. Section 2.1.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “ Equipment Advances B.
(a) Availability of Equipment Advances B. (i) Subject to the terms and conditions of this Agreement and only upon the satisfaction of the Equipment Advance B Conditions, during the Draw Period B, Bank shall make advances (each, an “Equipment Advance B” and, collectively, the “Equipment Advances B” and together with Equipment Advances A referred to herein as the “Equipment Advances”) not exceeding, in the aggregate, the Equipment Line B Amount. Equipment Advances B may be used for working capital or otherwise for any legitimate business purpose and such advances are not limited to the purchase of or reimbursement of amounts for equipment items. It is agreed by the parties that condition (2) within the definition of Equipment Advance B Conditions regarding the establishment and maintenance by Borrower of a cash balance of at least $3,000,000 in the Cash Collateral Account shall be required to be satisfied upon the making of any Equipment Advance B.
(ii) Each Equipment Advance B must be in an amount equal to the lesser of Five Hundred Thousand Dollars ($500,000) or the amount that has not yet been drawn under the Equipment Line B. After repayment, no Equipment Advance B may be reborrowed.
(b) Repayment. Equipment Advances B outstanding on the last day of the Draw Period B are payable in (i) thirty-six (36) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest, beginning on September 1, 2010 and ending on August 1, 2013, on which all remaining Equipment Advances B shall be repaid in full together with all unpaid and accrued interest and all other Obligations

2

relating thereto. Prior to the repayment of principal and interest as aforesaid, interest shall otherwise be payable on the Equipment Advances B as set forth in Section 2.3 hereof.”
8. Limited Waiver. As of the date hereof, Borrower has not yet provided to Bank its annual audited financial statements for the 2009 fiscal year pursuant to Section 6.2(c), resulting in an Event of Default under the Loan Agreement (as to such fiscal year only, the “Reporting Default”). Borrower has requested that Bank waive the Reporting Default and Bank is amenable thereto, and therefore Bank hereby waives the Reporting Default. It is understood and agreed by the parties hereto that the limited waiver as set forth above does not constitute an agreement by Bank to waive any other present or future Events of Default of any kind nor an agreement by Bank to waive or forbear from exercising Bank’s rights and remedies regarding any other present or future Events of Default under the Loan Agreement, whether or not similar to the foregoing.
9. Limitation of Amendments.
     9.1 The amendments set forth in this Amendment No. 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     9.2 This Amendment No. 2 shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
10. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3

     In Witness Whereof, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CERES, INC.

By:	/s/ Jack Garza	By:	/s/ Paul Kuc
Name:	Jack Garza	Name:	Paul Kuc
Title:	Relationship Manager	Title:	Chief Financial Officer
[Signature Page to Amendment No. 2 to Loan and Security Agreement dated as of August 10, 2010]